EXHIBIT 99.1

                    LASER MORTGAGE MANAGEMENT, INC. ANNOUNCES
                  PAYMENT DATE FOR $3.00 PER SHARE DISTRIBUTION

          New York, New York, December 7, 2001. LASER Mortgage Management, Inc. (NYSE:LMM) announced today that it will make an initial cash liquidation distribution on December 28, 2001 of $3.00 per outstanding share, or approximately $42 million to its stockholders of record as of December 17, 2001. After the initial cash liquidation distribution, LASER will hold approximately $17 million in net assets based on its net assets as of September 30, 2001.

          LASER believes that the distribution will be treated as a cash liquidation distribution, not a dividend, for tax purposes. Each stockholder should consult its own tax advisor regarding the tax consequences of the distribution.

          "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: STATEMENTS IN THIS PRESS RELEASE REGARDING LASER MORTGAGE MANAGEMENT, INC.' S BUSINESS WHICH ARE NOT HISTORICAL FACTS ARE
"FORWARD-LOOKING" STATEMENTS THAT INVOLVE RISK AND UNCERTAINTIES.

                  Date:             December 7, 2001

                  Contact:          LASER Mortgage Management, Inc.
                                    Mr. Charles R. Howe II
                                    Chief Financial Officer
                                    212-758-2024